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                                                                   Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 of Phelps Dodge Corporation of our report dated January 14, 1999, relating to the financial statements appearing in Phelps Dodge Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 14, 1999, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/  PricewaterhouseCoopers LLP
     -------------------------------
     PricewaterhouseCoopers LLP



     Phoenix, Arizona
     October 6, 1999